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                                                                   Exhibit 1.21

                                 AMENDMENT NO. 17 TO
                      AMENDED AND RESTATED DECLARATION OF TRUST
                          OF NICHOLAS-APPLEGATE MUTUAL FUNDS


         THIS AMENDMENT NO. 17 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NICHOLAS -APPLEGATE MUTUAL FUNDS is made as of the __ day of _______, 1998 by the undersigned, constituting a majority of the Trustees of the Trust.

         WHEREAS, the Amended and Restated Declaration of Trust of the Trust adopted as of December 17, 1992, as heretofore amended (THE "DECLARATION OF TRUST"), designated certain series of Interests of the Trust; and

         WHEREAS, IN CONNECTION WITH THE REORGANIZATION OF THE TRUST FROM A "MASTER-FEEDER" STRUCTURE TO A "MULTI-CLASS" STRUCTURE, the undersigned wish to CHANGE THE NAME OF EACH INSTITUTIONAL PORTFOLIO SERIES OF THE TRUST TO A "FUND", TO RECLASSIFY THE CURRENT INTERESTS OF EACH FUND AS "CLASS I" INTERESTS OF THE FUND, TO DESIGNATE CERTAIN ADDITIONAL CLASSES OF INTERESTS OF EACH FUND, AND TO TERMINATE CERTAIN series of Interests of the Trust ; AND

         WHEREAS, THE BOARD OF TRUSTEES AND THE SHAREHOLDERS OF THE INSTITUTIONAL PORTFOLIO SERIES OF THE TRUST HAVE APPROVED AN AMENDMENT TO THE DECLARATION OF TRUST RELATED TO THE CREATION OF MULTIPLE CLASSES OF SERIES OF INTEREST OF THE TRUST; AND

         WHEREAS, THE BOARD OF TRUSTEES AND THE SHAREHOLDERS OF THE GOVERNMENT INCOME A, B, C AND QUALIFIED PORTFOLIO SERIES OF THE TRUST HAVE APPROVED THE REORGANIZATION OF SUCH SERIES INTO THE FULLY DISCRETIONARY FIXED INCOME FUND SERIES OF THE TRUST, AND THE BOARD OF TRUSTEES WISHES TO TERMINATE SUCH GOVERNMENT INCOME PORTFOLIO SERIES; AND

         WHEREAS, THE TRUSTEES WISH TO CREATE AN ADDITION SERIES OF INTERESTS OF THE TRUST TO BE KNOWN AS THE GLOBAL TECHNOLOGY Fund;

         NOW THEREFORE, the Board of Trustees hereby amends the DECLARATION OF TRUST AS FOLLOWS:

         1. THE first sentence of Section 6.1(b) of the Declaration of Trust IS HEREBY AMENDED to read in full as follows: "THE TRUSTEES MAY, WITHOUT HOLDER APPROVAL, DIVIDE INTERESTS OF ANY SERIES CREATED AFTER THE EFFECTIVE DATE, OR ANY INSTITUTIONAL PORTFOLIO SERIES CREATED PRIOR TO THE EFFECTIVE DATE, INTO TWO OR MORE CLASSES, INTERESTS OF


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EACH SUCH CLASS HAVING SUCH PREFERENCES AND SPECIAL OR RELATIVE RIGHTS AND
PRIVILEGES (INCLUDING CONVERSION RIGHTS, IF ANY) AS THE TRUSTEES MAY DETERMINE."

         2. THE NAME OF EACH INSTITUTIONAL PORTFOLIO SERIES OF THE TRUST IS HEREBY AMENDED TO REPLACE THE PHRASE "INSTITUTIONAL PORTFOLIO" WITH THE PHRASE "FUND".

         3. THE BOARD OF TRUSTEES HEREBY CREATES CLASS A, B, C, Q AND I INTERESTS OF EACH CURRENTLY EXISTING FUND AND EACH FUND CREATED HEREAFTER, AND ALL CURRENTLY OUTSTANDING INTERESTS OF EACH FUND ARE HEREBY CLASSIFIED AS "CLASS I" INTERESTS OF SUCH FUND. THE RELATIVE RIGHTS AND PRIVILEGES OF SUCH CLASSES SHALL BE AS SET FORTH IN THE MULTIPLE CLASS PLAN ATTACHED HERETO AS EXHIBIT A.

         4. THE FOLLOWING SERIES OF INTERESTS OF THE TRUST ARE HEREBY TERMINATED AND DISSOLVED, AND THE ASSETS OF EACH SUCH SERIES SHALL BE DISTRIBUTED TO THE HOLDERS OF INTERESTS OF SUCH SERIES PRO RATA IN PROPORTION TO THEIR INTERESTS IN SUCH SERIES:


NICHOLAS-Applegate Core Growth Portfolio A
Nicholas-Applegate Core Growth Portfolio B
Nicholas-Applegate Core Growth Portfolio C
Nicholas- Applegate Core Growth Qualified Portfolio
NICHOLAS-APPLEGATE GOVERNMENT INCOME PORTFOLIO A
NICHOLAS-APPLEGATE GOVERNMENT INCOME PORTFOLIO B
NICHOLAS-APPLEGATE GOVERNMENT INCOME PORTFOLIO C
NICHOLAS-APPLEGATE GOVERNMENT INCOME QUALIFIED PORTFOLIO
NICHOLAS-Applegate Income & Growth  PORTFOLIO A
NICHOLAS-APPLEGATE INCOME & GROWTH PORTFOLIO B
NICHOLAS-APPLEGATE INCOME & GROWTH PORTFOLIO C
NICHOLAS-Applegate Income & Growth Qualified Portfolio
Nicholas-Applegate Balanced Growth Portfolio A
Nicholas-Applegate Balanced Growth Portfolio B
Nicholas-Applegate Balanced Growth Portfolio
NICHOLAS-Applegate Balanced Growth Qualified Portfolio
Nicholas-Applegate Worldwide Growth Portfolio A
NICHOLAS-APPLEGATE WORLDWIDE GROWTH PORTFOLIO B
NICHOLAS-APPLEGATE WORLDWIDE GROWTH PORTFOLIO C
NICHOLAS-APPLEGATE WORLDWIDE GROWTH QUALIFIED PORTFOLIO
NICHOLAS-APPLEGATE EMERGING GROWTH PORTFOLIO A
NICHOLAS-APPLEGATE EMERGING GROWTH PORTFOLIO B
NICHOLAS-APPLEGATE EMERGING GROWTH PORTFOLIO C
NICHOLAS-APPLEGATE EMERGING GROWTH QUALIFIED PORTFOLIO
NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH PORTFOLIO A


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NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH PORTFOLIO B
NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH PORTFOLIO C
NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH QUALIFIED PORTFOLIO NICHOLAS-APPLEGATE EMERGING COUNTRIES PORTFOLIO A
NICHOLAS-APPLEGATE EMERGING COUNTRIES PORTFOLIO B
NICHOLAS-APPLEGATE EMERGING COUNTRIES PORTFOLIO C
NICHOLAS-APPLEGATE EMERGING COUNTRIES QUALIFIED PORTFOLIO
NICHOLAS-APPLEGATE GLOBAL GROWTH & INCOME PORTFOLIO A
NICHOLAS-APPLEGATE GLOBAL GROWTH & INCOME PORTFOLIO B
NICHOLAS-APPLEGATE GLOBAL GROWTH & INCOME PORTFOLIO C
NICHOLAS-APPLEGATE GLOBAL GROWTH & INCOME QUALIFIED PORTFOLIO
NICHOLAS-APPLEGATE LARGE CAP GROWTH PORTFOLIO A
NICHOLAS-APPLEGATE LARGE Cap Growth Portfolio B
Nicholas-Applegate LARGE Cap Growth Portfolio C
Nicholas-APPLEGATE LARGE  Cap Growth Qualified Portfolio
Nicholas-APPLEGATE INTERNATIONAL CORE GROWTH  Portfolio A
Nicholas-Applegate INTERNATIONAL CORE GROWTH Portfolio B
Nicholas-Applegate INTERNATIONAL CORE GROWTH Portfolio C
Nicholas-APPLEGATE INTERNATIONAL CORE GROWTH QUALIFIED PORTFOLIO


         5. THE SECOND SENTENCE OF SECTION 8.8 OF THE DECLARATION OF TRUST IS HEREBY AMENDED AND RESTATED TO READ IN FULL AS FOLLOWS:

"WITHOUT LIMITING THE AUTHORITY OF THE TRUSTEES SET FORTH IN THIS SECTION 8.8 TO ESTABLISH AND DESIGNATE ANY FURTHER SERIES, THE TRUSTEES HEREBY ESTABLISH AND DESIGNATE TWENTY-FOUR SERIES, AS FOLLOWS:


NICHOLAS-APPLEGATE CORE GROWTH FUND
NICHOLAS-APPLEGATE GOVERNMENT INCOME FUND
NICHOLAS-APPLEGATE INCOME & GROWTH FUND
NICHOLAS-APPLEGATE BALANCED GROWTH FUND
NICHOLAS-APPLEGATE WORLDWIDE GROWTH FUND
NICHOLAS-APPLEGATE EMERGING GROWTH FUND
NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH FUND
NICHOLAS-APPLEGATE MONEY MARKET FUND
NICHOLAS-Applegate Emerging Countries  FUND
NICHOLAS-Applegate Global Growth & Income  FUND
NICHOLAS-APPLEGATE SHORT-INTERMEDIATE FIXED INCOME FUND


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NICHOLAS-Applegate Fully Discretionary  Fixed Income  FUND
Nicholas-Applegate Mini-Cap Growth  FUND
Nicholas-Applegate Value  FUND
Nicholas-Applegate High Yield Bond  FUND
Nicholas-Applegate Strategic Income  FUND
Nicholas-Applegate Large Cap Growth  FUND
NICHOLAS-Applegate International Core Growth  FUND
NICHOLAS-Applegate Global Blue Chip Fund
Nicholas-APPLEGATE Emerging Markets Bond Fund
Nicholas-Applegate PACIFIC Rim Fund
Nicholas-Applegate Greater China Fund
Nicholas-Applegate Latin America Fund
NICHOLAS-APPLEGATE GLOBAL TECHNOLOGY FUND"


         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.



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Arthur B. Laffer


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Fred C. Applegate


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Charles E. Young


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